SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
   COMMON STOCK-AMETEK INC
  THE GABELLI PERFORMANCE PARTNERSHIP
                         8/01/94            1,000-           16.0750
  GABELLI FUNDS, INC.
       THE GABELLI ABC FUND
                         7/20/94            5,000-           16.1250
  GAMCO INVESTORS, INC.
                         8/12/94            7,000            15.0000
                         8/11/94            2,500            15.3250
                         8/10/94            1,500            15.5000
                         8/05/94            1,700            15.6250
                         7/29/94            1,000            16.2500
                         7/26/94            3,400            15.9669
                         7/25/94            1,500            16.0000
                         7/20/94            2,000-           16.1250
                         6/17/94              500            15.0000
                         6/16/94            1,000-           14.8750
                         6/13/94            5,000            13.8625
                         6/13/94            2,000            14.0000
                         6/13/94           11,100            14.0060
                         6/13/94            1,000-             *DO
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.
  (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
      OF GAMCO INVESTORS, INC.